Exhibit 10.32(a)

AMENDED AND RESTATED
MASTER REPURCHASE AGREEMENT
GOVERNING PURCHASES AND SALES OF MORTGAGE LOANS

Dated as of July 30, 2003

LEHMAN BROTHERS BANK, FSB
as Buyer

and

AAMES CAPITAL CORPORATION
as Seller

EXHIBITS

EXHIBIT I	Confirmation
EXHIBIT II	Form of Custodial Delivery
EXHIBIT III	Form of Power of Attorney
EXHIBIT IV	Opinion of Counsel to Seller
EXHIBIT V	Representations and Warranties Regarding Mortgage Loan
EXHIBIT VI	A-MI LOANS
EXHIBIT VII	Authorized Officers of Seller
EXHIBIT VIII	Form of Monthly Report

AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT
GOVERNING PURCHASES AND SALES OF MORTGAGE LOANS

Dated as of July 30, 2003

Between

LEHMAN BROTHERS BANK, FSB

as Buyer

and

AAMES CAPITAL CORPORATION,

as Seller

1.      APPLICABILITY

        From time to time until the Final Repurchase Date, Lehman Brothers Bank, FSB (“Buyer”) shall, subject to the terms hereof, enter into transactions upon the request of Aames Capital Corporation (“Seller”) in which Seller agrees to transfer to Buyer Mortgage Loans against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to Seller such Mortgage Loans at a date certain not later than 30 days after the date of transfer or on demand, as specified in the Confirmation, against the transfer of funds by Seller. Each such transaction shall be referred to herein as a “Transaction” and shall be governed by this Agreement and the related Confirmation, unless otherwise agreed in writing. Notwithstanding anything in this Agreement to the contrary, Buyer shall have no obligation to enter into any Transaction hereunder if there shall have occurred any material adverse change, as determined by Buyer in its reasonable judgment, in the financial condition of Seller, the financial markets generally or the secondary market for Mortgage Loans. Buyer shall promptly notify Seller of any determination by Buyer that any of the foregoing has occurred.

2.      DEFINITIONS

        “Act of Insolvency” means, with respect to any party and its Affiliates, (i) the filing of a petition, commencing, or authorizing the commencement of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law relating to the protection of creditors, or suffering any such petition or proceeding to be commenced by another which is consented to, not timely contested or results in entry of an order for relief, (ii) the seeking the appointment of a receiver, trustee, custodian or similar official for such party or an Affiliate or any substantial part of the property of either, (iii) the appointment of a receiver, conservator, or manager for such party or an Affiliate by any governmental agency or authority having the jurisdiction to do so, (iv) the making or offering by such party or an Affiliate of a composition with its creditors or a general assignment for the benefit of creditors, (v) the admission by such party or an Affiliate of such party of its inability to pay its debts or discharge its obligations as they become due or mature, or (vi) that any governmental authority or agency or any person, agency or entity acting or purporting to act under governmental authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the property of such party or of any of its Affiliates, or shall have taken any action to displace the management of such party or of any of its Affiliates or to curtail its authority in the conduct of the business of such party or of any of its Affiliates.

        “ Additional Loans” means Mortgage Loans provided by Seller to Buyer or its designee pursuant to Section 4(a).

        “Adjusted Leverage Ratio” means, at any time, the ratio of (i) the aggregate principal amount of all indebtedness (other than indebtedness incurred in connection with Mortgage Loan warehousing facilities of Guarantor and its subsidiaries) of Guarantor and its subsidiaries at such time which on a consolidated basis in accordance with GAAP would be required to be reflected on a consolidated balance sheet of Guarantor and its subsidiaries as a liability to (ii) the sum of (1) Tangible Net Worth of Guarantor and its subsidiaries plus (2) accrued but unpaid dividends on preferred stock of Guarantor and its subsidiaries at such time.

        “Affiliate” means an affiliate of a party as such term is defined in the United States Bankruptcy Code in effect from time to time.

        “Agreement” means this Master Repurchase Agreement Governing Purchases and Sales of Mortgage Loans between Buyer and Seller, as amended from time to time.

        “A-MI Loan” shall mean a Mortgage Loan described in Exhibit VI hereto.

        “Balloon Mortgage Loan” means any Mortgage Loan that provided on the date of origination for scheduled payments by the Mortgagor based upon an amortization schedule extending beyond its maturity date.

        “Business Day” means a day other than (i) a Saturday or Sunday, or (ii) a day in which the New York Stock Exchange or any state or federally-chartered bank depository institutions operating in the State of New York are authorized or obligated by law or executive order to be closed.

        “Buyer” has the meaning specified in Section 1.

        “Cash Equivalents” shall mean (a) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of 90 days or less from the date of acquisition and overnight bank deposits of any commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than seven days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least A-1 or the equivalent thereof by Standard and Poor’s Ratings Group (“S&P”) or P-1 or the equivalent thereof by Moody’s Investors Service, Inc. (“Moody’s”) and in either case maturing within 90 days after the day of acquisition, (e) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s, (f) securities with maturities of 90 days or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (b) of this definition or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

        “Collateral” has the meaning specified in Section 6.

        “Collateral Amount” means, with respect to any Transaction, the amount obtained by application of the applicable Collateral Amount Percentage to the Repurchase Price for such Transaction.

        “Collateral Amount Percentage” means the amount set forth in the Confirmation which, in any event, (i) shall not be less than 105% in determining whether a Market Value Collateral Deficit exists pursuant to the first sentence of Section 4(a) hereof and (ii) shall not be less than 107% in determining whether a Securitization Value Collateral Deficit exists pursuant to the second sentence of Section 4(a) hereof.

        “Collateral Deficit” means either a Market Value Collateral Deficit or a Securitization Value Collateral Deficit.

        “Collateral Information” means the following information with respect to each Mortgage Loan: (i) Seller’s loan number, (ii) the Mortgagor’s name, (iii) the address of the Mortgaged Property, (iv) the current interest rate, (v) the original balance, (vi) current balance as of the first day of the current month, (vii) the paid to date and the next payment date, (viii) the appraised value of the Mortgaged Property at the time the Mortgage Loan was originated, (ix) whether interest rate is fixed or adjustable (and if adjustable, the ARM code, which includes the index, adjustment frequency, spread and caps), (x) the lien position of the Mortgage Loan on the Mortgaged Property (and if a second lien, the outstanding principal balance of the first lien at the time the Mortgage Loan was originated), (xi) the occupancy status of the Mortgaged Property (including whether owner occupied), (xii) whether the Mortgage Loan is a Balloon Loan, (xiii) the first payment date, (xiv) the maturity date, (xv) the principal and interest payment, (xvi) the property type of the Mortgaged Property, (xvii) the Mortgagor’s Credit Score (where available in the Mortgage File), (xviii) the Mortgage Loan grade and FICO score (where available in the Mortgage File), (xix) the delinquency status, (xx) whether the Mortgage Loan is an A-MI Loan, and (xxi) if the Mortgage Loan is an A-MI Loan, the identity of the mortgage insurance company insuring the A-MI Loan and the percentage of insurance coverage so provided.

        “Confirmation” has the meaning specified in Section 3(a).

        “Contractual Obligation” shall mean as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

        “Custodial Agreement” means that custodial agreement, dated as of December 1, 2000, as amended, modified or supplemented from time to time, by and among Buyer, Seller and the Custodian.

        “Custodial Delivery” means the form executed by the Seller in order to deliver a Mortgage Loan Schedule and/or Mortgage Files to Buyer or its designee (including the Custodian) pursuant to Section 7, a form of which is attached hereto as Exhibit II.

        “Custodian” means the custodian under the Custodial Agreement. The initial custodian is Bankers Trust Company.

        “Delinquent” means, with respect to any Mortgage Loan, the period of time from the date on which a Mortgagor fails to pay an obligation under the terms of such Mortgage Loan to the date on which such payment is made.

        “EBITDA” means, for any period, Net Income for such period plus, without duplication and to the extent reflected as a charge in the statement of such Net Income for such period, the sum of (a) total income tax expense, (b) interest expense, (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e) any extraordinary expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Net Income for such period, losses on sales of assets outside of the ordinary course of business), and (f) any other noncash charges, and minus, to the extent included in the statement of such Net Income for such period, the sum of (a) any extraordinary income or gains (including, whether or not otherwise includable as a separate item in the statement of such Net Income for such period, gains on the sales of assets outside of the ordinary course of business) and (b) any other noncash income (other than any income represented by a receivable that in the ordinary course would be expected to be paid in cash), all as determined on a consolidated basis.

        “Event of Default” has the meaning specified in Section 13.

        “Final Repurchase Date” means July 30, 2004 or such earlier date on which all Purchased Mortgage Loans are required to be immediately repurchased pursuant to Section 14(a).

        “First Mortgage” means the Mortgage that is the first lien on the Mortgaged Property.

        “Forward Commitment Provider” means a Person who enters into a formal commitment to purchase Mortgage Loans from the Seller and who is approved by Buyer in its sole discretion.

        “GAAP” means with respect to the financial statements or other financial information of any Person, generally accepted accounting principles in the United States which are in effect from time to time.

        “Guarantor” means Aames Financial Corporation.

        “Hedge” means, with respect to any or all of the Mortgage Loans, any interest rate swap, cap or collar agreement or similar arrangements providing for protection against fluctuations in interest rates or the exchange of nominal interest obligations, either generally or under specific contingencies, entered into by Seller, and reasonably acceptable to the Buyer.

        “HUD” means the United States Department of Housing and Urban Development.

        “Income” means, with respect to any Mortgage Loan at any time, any principal thereof then payable and all interest, dividends or other distributions payable thereon less any related servicing fee(s) charged by the Servicer.

        “Interest Coverage Ratio” means for any period, the ratio of (a)  EBITDA of Guarantor and its subsidiaries for such period to (b) Interest Expense for such period.

        “Interest Expense” means for any period, total interest expense, both expensed and capitalized, of Guarantor and its subsidiaries for such period with respect to all outstanding indebtedness of Guarantor and its subsidiaries (including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under interest rate protection agreements), determined on a consolidated basis in accordance with GAAP, net of interest income of Guarantor and its subsidiaries for such period (determined on a consolidated basis in accordance with GAAP).

        “Leverage Ratio” means, at any time, the ratio of (i) the aggregate principal amount of all indebtedness of Guarantor or Seller, as applicable, and its respective subsidiaries at such time which on a consolidated basis in accordance with GAAP would be required to be reflected on a consolidated balance sheet of Guarantor or Seller, as applicable, and its respective subsidiaries as a liability to (ii) the sum of (1) the Tangible Net Worth of Guarantor or Seller, as applicable, and its respective subsidiaries plus (2) with respect to Guarantor and its subsidiaries only, accrued but unpaid dividends on preferred stock at such time.

        “LIBOR” means the London Interbank Offered Rate for one-month United States dollar deposits as set forth on page 3750 of Telerate as of 11:00 a.m., London time, on the date of determination.

        “Loan-to-Value Ratio” means with respect to any Mortgage Loan, the fraction, expressed as a percentage, the numerator of which is the principal balance of such Mortgage Loan at the date of origination and the denominator of which is the lowest of (a) the value of the related Mortgaged Property as set forth in the appraisal of such Mortgaged Property obtained in connection with the origination of such Mortgage Loan, (b) the purchase price of the Mortgaged Property or (c) the review appraisal, if any, provided that the appraised value shown in the review appraisal is less than the appraised value at origination by a variance of 10% or greater. For purposes of calculating the Loan-to-Value Ratio of a Mortgage Loan secured by a second Mortgage, the principal balance of the related First Mortgage as well as the second Mortgage shall be included in the numerator.

        “Market Value” means as of any date with respect to any Mortgage Loan, the price at which such Mortgage Loan could readily be sold as determined by Buyer in its sole discretion; provided, that Buyer may take into consideration the price at which the Forward Commitment Provider will buy such Mortgage Loan from Seller and any Hedges with respect to such Mortgage Loans; provided, further, that Buyer shall not take into account, for purposes of calculating Market Value, any Mortgage Loan,

(i) which has been subject to Transactions for more than 60 days (provided that this clause (i) (x) shall not apply to Purchased Mortgage Loans which do not exceed in the aggregate 20% of the aggregate outstanding principal balance of Purchased Mortgage Loans subject to then outstanding Transactions which Purchased Mortgage Loans that have been subject to Transactions for more than 60 days may be subject to Transactions for up to 90 days, (y) shall not apply to Purchased Mortgage Loans which do not exceed in the aggregate 10% of the aggregate outstanding principal balance of Purchased Mortgage Loans subject to then outstanding Transactions which Purchased Mortgage Loans that have been subject to Transactions for more than 90 days may be subject to Transactions for up to 120 days and (z) shall not apply to Purchased Mortgage Loans which do not exceed in the aggregate 10% of the aggregate outstanding principal balance of Purchased Mortgage Loans subject to then outstanding Transactions which Purchased Mortgage Loans that have been subject to Transactions for more than 120 days may be subject to Transactions for up to 150 days),

(ii) which, together with the other Mortgage Loans subject to then outstanding Transactions, would cause the 30+ Delinquency Percentage to exceed 3.0%,

(iii) which is more than 59 days Delinquent,

(iv) which is a Wet Ink Mortgage Loan for more than 7 Business Days, or

(v) with respect to which there is a breach of a representation, warranty or covenant made by Seller in this Agreement that materially adversely affects Buyer's interest in such Mortgage Loan and which breach has not been cured.

        “Market Value Collateral Deficit” has the meaning specified in Section 4(a).

        “Mortgage” means a mortgage, deed of trust, deed to secure debt or other instrument, creating a valid and enforceable first or second lien on or a first or second priority ownership interest in an estate in fee simple in real property and the improvements thereon, securing a mortgage note or similar evidence of indebtedness.

        “Mortgage File” means the documents specified as the “Mortgage File” in Section 7(d).

        “Mortgage Loan” means (i) non-securitized whole loan, namely a conventional mortgage loan secured by a first or second lien on a one to four family residential property or mixed-use property which conforms to Seller’s underwriting guidelines (including, without limitation, a Wet Ink Mortgage Loan), or (ii) other type of non-securitized whole loan as may be agreed upon in writing by the parties hereto from time to time.

        “Mortgage Loan Schedule” means a schedule of Mortgage Loans attached to each Trust Receipt, Confirmation and Custodial Delivery.

        “Mortgage Note” means a note or other evidence of indebtedness of a Mortgagor secured by a Mortgage.

        “Mortgaged Property” means the real property securing repayment of the debt evidenced by a Mortgage Note.

        “Mortgagee” means the record holder of a Mortgage Note secured by a Mortgage.

        “Mortgagor” means the obligor on a Mortgage Note and the grantor of the related Mortgage.

        “Net Income” means, for any period, the consolidated net income (or loss) for such period, determined on a consolidated basis in accordance with GAAP.

        “Net Worth” mean the amount which would be included under stockholders’ equity on a consolidated balance sheet of Guarantor and its subsidiaries determined on a consolidated basis in accordance with GAAP

        “Periodic Payment” has the meaning specified in Section 5(b).

        “Person” means an individual, partnership, corporation, joint stock company, trust or unincorporated organization or a governmental agency or political subdivision thereof.

        “Predatory Lending Practices” means any and all underwriting and lending policies, procedures and practices defined or enumerated in any local or municipal ordinance or regulation or any state or federal regulation or statute prohibiting, limiting or otherwise relating to the protection of consumers from such policies, procedures and practices. Such policies, practices and procedures may include, without limitation, charging excessive loan, broker, and closing fees, charging excessive rates of loan interest, making loans without regard to a consumer's ability to re-pay the loan, refinancing loans with no material benefit to the consumer, charging fees for services not actually performed, discriminating against consumers on the basis of race, gender, or age, failing to make proper disclosures to the consumer of the consumer's rights under federal and state law, and any other predatory lending policy, practice or procedure as defined by ordinance, regulation or statute.

        “Price Differential” means, with respect to any Transaction hereunder as of any date, the aggregate amount obtained by daily application of the Pricing Rate for such Transaction to the Purchase Price for such Transaction on a 360 day per year basis for the actual number of days during the period commencing on (and including) the Purchase Date for such Transaction and ending on (but excluding) the Repurchase Date (reduced by any amount of such Price Differential previously paid by Seller to Buyer with respect to such Transaction).

        “Pricing Rate” means, with respect to a Transaction, the per annum percentage rate specified in the related Confirmation for determination of the Price Differential which shall not exceed LIBOR as of the applicable Purchase Date plus the applicable Pricing Spread.

        “Pricing Spread” means the rate specified in the Confirmation, which shall be equal to (i) on each date prior to the delivery to the Custodian of the complete Mortgage Files with respect to the related Purchased Mortgage Loans, 1.45% and (ii) on each date on and after the delivery to the Custodian of such Mortgage Files, 0.95%.

        “Prime Rate” means the rate of interest published by The Wall Street Journal, northeast edition, as the “prime rate.”

        “Purchase Date” means the date on which Purchased Mortgage Loans are transferred by Seller to Buyer or its designee (including the Custodian) as specified in the Confirmation.

        “Purchase Price” means on each Purchase Date, the price at which Purchased Mortgage Loans are transferred by Seller to Buyer or its designee (including the Custodian) which shall be equal to, with respect to each Purchased Mortgage Loan, the lower of (a) 96.5% of the Market Value of such Purchased Mortgage Loan as determined by the Buyer in its sole discretion, and (b) 99.5% (or, with respect to a Wet Ink Mortgage Loan, 98.5%) of the outstanding principal amount of such Purchased Mortgage Loan; provided, that with respect to each Purchased Mortgage Loan that has been subject to Transactions for 121 or more days but not more than 150 days, the Purchase Price shall equal the lower of (x) 95.0% of the Market Value of such Purchased Mortgage Loan as determined by the Buyer in its sole discretion, and (y) 97.5% of the outstanding principal amount of such Purchased Mortgage Loan.

        “Purchased Mortgage Loans” means the Mortgage Loans (including any Additional Loans) sold by Seller to Buyer in a Transaction, any Additional Loans and any Substituted Mortgage Loans.

        “Q-1 Loan” means a Mortgage Loan that (i) is available only to borrowers of A, A– and B credit grades and (ii) provides for a hold back of proceeds or future advances to be applied to minor property repairs restricted to roofing, plumbing, electrical or carpentry repairs in an amount that does not exceed the lesser of $10,000 or 10% of the aggregate Purchase Price for such Q-1 Loan.

        “Replacement Loans” has the meaning specified in Section 14(b)(ii).

        “Repurchase Date” means the date on which Seller is to repurchase the Purchased Mortgage Loans from Buyer, including any date determined by application of the provisions of Sections 3 or 14, as specified in the Confirmation; provided that in no event shall such date be more than 30 days after the Purchase Date.

        “Repurchase Price” means the price at which Purchased Mortgage Loans are to be transferred from Buyer or its designee (including the Custodian) to Seller upon termination of a Transaction, which will be determined in each case (including Transactions terminable upon demand) as the sum of the Purchase Price and the Price Differential as of the date of such determination decreased by all cash, Income and Periodic Payments actually received by Buyer pursuant to Sections 4(a), 5(a) and 5(b), respectively, with respect to such Transaction.

        “Requirement of Law” means as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

        “Securitization Value” means, as of any date with respect to any Mortgage Loans, the price at which such Mortgage Loans could be securitized and sold in a securitization as determined by Buyer in its sole discretion; provided, that the Buyer may take into consideration any Hedges with respect to such Mortgage Loans; provided, however, that Buyer shall not take into account, for purposes of calculating Securitization Value, any Mortgage Loan,

(i) which has been subject to Transactions for more than 60 days (provided this clause (i) (x) shall not apply to Purchased Mortgage Loans which do not exceed in the aggregate 20% of the aggregate outstanding principal balance of Purchased Mortgage Loans subject to then outstanding Transactions which Purchased Mortgage Loans that have been subject to Transactions for more than 60 days may be subject to Transactions for up to 90 days, (y) shall not apply to Purchased Mortgage Loans which do not exceed in the aggregate 10% of the aggregate outstanding principal balance of Purchased Mortgage Loans subject to then outstanding Transactions which Purchased Mortgaged Loans that have been subject to Transactions for more than 90 days may be subject to Transactions for up to 120 days and (z) shall not apply to Purchased Mortgage Loans which do not exceed in the aggregate 10% of the aggregate outstanding principal balance of Purchased Mortgage Loans subject to then outstanding Transactions which Purchased Mortgage Loans that have been subject to Transactions for more than 120 days may be subject to Transactions for up to 150 days),

(ii) which, together with the other Mortgage Loans subject to then outstanding Transactions, would cause the 30+ Delinquency Percentage to exceed 3.0%,

(iii) which is more than 59 days Delinquent,

(iv) which is a Wet Ink Mortgage Loan for more than 7 Business Days, or

(v) with respect to which there is a breach of a representation, warranty or covenant made by Seller in this Agreement that materially adversely affects Buyer's interest in such Mortgage Loan and which breach has not been cured.

        “Securitization Value Collateral Deficit” has the meaning specified in Section 4(a).

        “Seller” has the meaning specified in Section 1.

        “Servicing Records” has the meaning specified in Section 25.

        “Substituted Mortgage Loans” means any Mortgage Loans substituted for Purchased Mortgage Loans in accordance with Section 9 hereof.

        “Tangible Net Worth” means, at any time, Net Worth at such time, minus intangible assets (in accordance with GAAP) included in determining Net Worth.

        “30+ Delinquency Percentage” means the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of Purchased Mortgage Loans subject to then outstanding Transactions which are more than 30 days Delinquent and the denominator of which is the aggregate outstanding principal balance of all Purchased Mortgage Loans subject to then outstanding Transactions.

        “Transaction” has the meaning specified in Section 1.

        “Trust Receipt” means a trust receipt issued by Custodian to Buyer confirming the Custodian's possession of certain mortgage loan files which are the property of and held by Custodian for the benefit of the Buyer or the registered holder of such trust receipt.

        “Wet Ink Mortgage Loan” means a Mortgage Loan for which a Mortgage File has not been delivered to the Custodian.

3.      INITIATION; CONFIRMATION; TERMINATION; MAXIMUM TRANSACTION AMOUNTS

         (a)     Each agreement to enter into a Transaction must be entered into in writing at the initiation of Seller. In any event, Buyer shall confirm the terms of each Transaction by issuing a written confirmation to Seller promptly after the parties enter into such Transaction in the form of Exhibit I attached hereto (a "Confirmation"). Such Confirmation shall describe the Purchased Mortgage Loans, identify Buyer and Seller and set forth (i) the Purchase Date, (ii) the Purchase Price, (iii) the Repurchase Date, unless the Transaction is stated to be terminable on demand as stated in the Confirmation, (iv) the Pricing Rate applicable to the Transaction, (v) the applicable Collateral Amount Percentages and (vi) additional terms or conditions not inconsistent with this Agreement. After receipt of the Confirmation, Seller shall, subject to the provisions of subsection (c) below, sign the Confirmation and promptly return it to Buyer. The Purchase Price for any Transaction shall exceed $750,000.

         (b)     Any Confirmation by Buyer shall be deemed to have been received by Seller on the date actually received by Seller.

         (c)     Each Confirmation, together with this Agreement, shall be conclusive evidence of the terms of the Transaction(s) covered thereby unless objected to in writing by Seller no more than two (2) Business Days after the date the Confirmation was received by Seller or unless a corrected Confirmation is sent by Buyer. An objection sent by Seller must state specifically that writing which is an objection, must specify the provision(s) being objected to by Seller, must set forth such provision(s) in the manner that the Seller believes they should be stated, and must be received by Buyer no more than two (2) Business Days after the Confirmation was received by Seller. Buyer shall promptly respond to any such objection raised by Seller.

         (d)     In the case of Transactions terminable upon demand, such demand shall be made by Buyer or Seller by telephone or otherwise, no later than 1:00 p.m. (New York Time) on the Business Day prior to the Repurchase Date.

         (e)     On the Repurchase Date, termination of the Transaction will be effected by transfer to Seller or its designee of the Purchased Mortgage Loans (and any Income in respect thereof received by Buyer not previously credited or transferred to, or applied to the obligations of, Seller pursuant to Section 5) against the simultaneous transfer of the Repurchase Price to an account of Buyer. Seller is obligated to obtain the Mortgage Files from Buyer or its designee at Seller's expense on the Repurchase Date.

         (f)     With respect to all Transactions hereunder, the aggregate Purchase Price for all Purchased Mortgage Loans at any one time subject to then outstanding Transactions shall not exceed $300,000,000. The Purchase Price for any individual Purchased Mortgage Loan under this Agreement shall not exceed the unpaid principal balance of such Purchased Mortgage Loan.

         (g)     Buyer shall not be obligated to enter into any Transaction until such time as Buyer shall have received copies of each material agreement or instrument entered into by Guarantor, Seller or any of their respective subsidiaries with respect to indebtedness for borrowed money, certified by the chief financial officer or vice president of finance of Guarantor or Seller as being a true and correct copy of such agreement or instrument, as the case may be, and in full force and effect.

4.      COLLATERAL AMOUNT MAINTENANCE

         (a)     Buyer shall mark to market the Mortgage Loans in its sole discretion, but at least monthly if it shall so determine. If at any time the aggregate Market Value of all Purchased Mortgage Loans subject to all Transactions is less than the aggregate Collateral Amount for all such Transactions (a “Market Value Collateral Deficit”), then Buyer may by notice to Seller require Seller to transfer to Buyer or its designee (including the Custodian) Mortgage Loans (“Additional Loans”) or cash or other collateral acceptable to Buyer, so that the cash and aggregate Market Value of the Purchased Mortgage Loans and other collateral, including any such Additional Loans, will thereupon equal or exceed the aggregate Collateral Amount. If at any time the aggregate Securitization Value of all Mortgage Loans subject to Transactions is less than the aggregate Collateral Amount for all such Transactions (a “Securitization Value Collateral Deficit”), then Buyer may by notice to Seller require Seller to transfer to Buyer or its designee (including the Custodian) Additional Loans or cash or other collateral acceptable to Buyer, so that the cash and aggregate Securitization Value of the Purchased Mortgage Loans and other collateral, including any such Additional Loans, will thereupon equal or exceed the aggregate Collateral Amount.

         (b)     Notice required pursuant to subsection (a) above may be given by any means of facsimile, telegraphic transmission or any other means to which Buyer and Seller agree. Seller shall transfer Additional Loans or cash pursuant to subsection (a) above not later than 5:00 p.m. on Business Day following the receipt of such notice. The failure of Buyer, on any one or more occasions, to exercise its rights under subsection (a) of this Section shall not change or alter the terms and conditions to which this Agreement is subject or limit the right of the Buyer to do so at a later date. Buyer and Seller agree that a failure or delay to exercise its rights under subsection (a) of this Section shall not limit Buyer's rights under this Agreement or otherwise existing by law or in any way create additional rights for Seller.

         (c)      In the event that Seller fails to comply with the provisions of this Section 4, Buyer shall not enter into any additional Transactions hereunder after the date of such failure.

5.      INCOME PAYMENTS

         (a)     Where a particular Transaction's term extends over an Income payment date on the Purchased Mortgage Loans subject to that Transaction, such Income shall be the property of Buyer. Seller shall instruct each Mortgagor to remit all Income (including all tax and insurance escrow payments) to one or more lockboxes under the sole dominion and control of a financial institution (each a “Lockbox Bank”) reasonably acceptable to Buyer. The initial Lockbox Bank shall be Bank One. A Lockbox Bank shall upon receipt thereof deposit all cash, checks, and other near cash items received in the lockbox to a lockbox account, and shall promptly remit all Income (other than tax and insurance escrow payments) on deposit in such lockbox account to an account at the Collection Account Bank.

         (b)     Seller shall establish on or prior to the date of the first Transaction, and maintain for the Buyer's benefit, one or more collection accounts pledged to the Buyer with a financial institution (the “Collection Account Bank”) reasonably acceptable to the Buyer, which may be interest-bearing and entitled “Aames Capital Corporation in trust for Lehman Brothers Bank, FSB” (the “Collection Account”). Prior to the date of the first Transaction, Seller shall cause the Collection Account Bank to deliver to the Buyer an acknowledgment of the Buyer's security interest in the Collection Account (the “Depository Acknowledgment”). The Depository Acknowledgment shall provide that upon notice to the Collection Account Bank (which notice Buyer may deliver at its reasonable discretion but in any event after the occurrence of an Event of Default or a Market Value Collateral Deficit or Securitization Value Collateral Deficit which is not cured in accordance with Section 4), the Collection Account Bank shall promptly remit all Income (other than tax and insurance escrow payments) on deposit with the Collection Account Bank and all Income thereafter received to the Collection Account and that only Buyer shall be permitted to withdraw funds from the Collection Account. Such funds shall be applied by Buyer to reduce the outstanding Repurchase Price and to realize other obligations entitled to it hereunder. Prior to the delivery by Buyer to the Collection Account Bank of the notice referred to in the immediately preceding sentence, all Income held by the Collection Account Bank may be withdrawn by Seller for servicing of the Mortgage Loans, administration of and escrow-related matters pertaining to the Purchased Mortgage Loans and any other purposes approved by Buyer.

         (c)     Notwithstanding that Buyer and Seller intend that the Transactions hereunder be sales to Buyer of the Purchased Mortgage Loans, Seller shall pay by wire transfer to Buyer the accreted value of the Price Differential (less any amount of such Price Differential previously paid by Seller to Buyer) (each such payment, a “Periodic Payment”) on the earlier of (x) the fifth day of each month (or if such day is not a Business Day, the following Business Day) or (y) the related Repurchase Date. The Price Differential shall accrue, be calculated and be compounded on a daily basis for each Purchased Mortgage Loan.

         (d)     Buyer shall offset against the Repurchase Price of each such Transaction all Income and Periodic Payments actually received by Buyer pursuant to Sections 5(a) and (b), respectively.

6.      SECURITY INTEREST

         (a)     Buyer and the Seller intend that the Transactions hereunder be sales to Buyer of the Purchased Mortgage Loans and not loans from Buyer to Seller secured by the Purchased Mortgage Loans. However, in order to preserve Buyer's rights under this Agreement in the event that a court or other forum recharacterizes the Transactions hereunder as loans and as security for the performance by Seller of all of Seller's obligations to Buyer under this Agreement and the Transactions entered into pursuant to this Agreement, Seller grants Buyer a first priority security interest in the Purchased Mortgage Loans, Servicing Records, insurance relating to the Purchased Mortgage Loans, Income, any and all Hedges, any and all custodial accounts and escrow accounts relating to the Purchased Mortgage Loans, the Lockbox Account, the Collection Account and all cash or other property or amounts on deposit therein and any other contract rights, general intangibles and other assets relating to the Purchased Mortgage Loans or any interest in the Purchased Mortgage Loans and the servicing of the Purchased Mortgage Loans and any and all replacements, substitutions, distributions on or proceeds of any and all of the foregoing (collectively, the “Collateral”).

         (b)     Seller shall pay all fees and expenses associated with perfecting Buyer's security interest in the Collateral, including, without limitation, the cost of filing financing statements under the Uniform Commercial Code and, upon the occurrence of an Event of Default, recording assignments of Mortgage, as and when required by Buyer in its sole discretion.

7.      PAYMENT, TRANSFER AND CUSTODY

         (a)     Unless otherwise mutually agreed in writing, all transfers of funds hereunder shall be in immediately available funds.

         (b)     On or before each Purchase Date, Seller shall deliver or cause to be delivered to Buyer or its designee the Custodial Delivery in the form attached hereto as Exhibit II.

         (c)     On the Purchase Date for each Transaction, ownership of the Purchased Mortgage Loans shall be transferred to the Buyer or its designee (including the Custodian) against the simultaneous transfer of the Purchase Price to an account of Seller specified in the Confirmation. Seller, simultaneously with the delivery to Buyer or its designee (including the Custodian) of the Purchased Mortgage Loans relating to each Transaction hereby sells, transfers, conveys and assigns to Buyer or its designee (including the Custodian) without recourse, but subject to the terms of this Agreement, all the right, title and interest of Seller in and to the Purchased Mortgage Loans together with all right, title and interest in and to the proceeds of any related insurance policies.

         (d)     In connection with each sale, transfer, conveyance and assignment, on or prior to each Purchase Date with respect to each Mortgage Loan which is not a Wet Ink Mortgage Loan (or with respect to item (vii) below within seven Business Days after the Purchase Date), the Seller shall deliver or cause to be delivered and released to the Custodian the following original documents (collectively the “Mortgage File”), pertaining to each of the Purchased Mortgage Loans identified in the Custodial Delivery delivered therewith:

(i) the original Mortgage Note bearing all intervening endorsements (or allonges), endorsed “Pay to the order of ________, without recourse” and signed in the name of the last endorsee (the “Last Endorsee”) by an authorized officer (in the event that the Mortgage Loan was acquired by the Last Endorsee in a merger, the signature must be in the following form:“[the Last Endorsee], successor by merger to [name of predecessor]”; in the event that the Mortgage Loan was acquired or originated while doing business under another name, the signature must be in the following form: “[the Last Endorsee], formerly known as [previous name]”);

(ii) the original of any guarantee executed in connection with the Mortgage Note (if any);

(iii) the original Mortgage with evidence of recording thereon or a copy certified by Seller to have been sent for recording;

(iv) the originals of all assumption, modification, consolidation or extension agreements, with evidence of recording thereon or copies certified by Seller to have been sent for recording;

(v) the original assignment of Mortgage in blank for each Mortgage Loan, in form and substance acceptable for recording and signed in the name of the Last Endorsee (in the event that the Mortgage Loan was acquired by the Last Endorsee in a merger, the signature must be in the following form: "[the Last Endorsee], successor by merger to [name of predecessor]"; in the event that the Mortgage Loan was acquired or originated while doing business under another name, the signature must be in the following form: "[the Last Endorsee], formerly known as [previous name]");

(vi) the originals of all intervening assignments of mortgage with evidence of recording thereon or copies certified by Seller to have been sent for recording;

(vii) the original policy of title insurance or a true copy thereof or, if such policy has not yet been delivered by the insurer, the commitment or binder to issue the same; and

(viii) the original of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage (if any).

         (e)      In connection with each sale, transfer, conveyance and assignment, on or prior to the seventh Business Day following each Purchase Date with respect to each Mortgage Loan which is a Wet Ink Mortgage Loan, Seller shall deliver or cause to be delivered to the Custodian a complete Mortgage File. On the date on which the Buyer receives a Trust Receipt from the Custodian certifying that a complete Mortgage File with respect to a Wet Ink Mortgage Loan is in the possession of the Custodian, such Wet Ink Mortgage Loan be deemed a standard Mortgage Loan (and no longer a Wet Ink Mortgage Loan) for all purposes hereunder, including, without limitation, determination of the Pricing Spread and compliance with subsection (zz) of Exhibit V.

         (f)      With respect to each Mortgage Loan delivered by Seller to Buyer or its designee (including the Custodian), Seller shall have executed an omnibus power of attorney substantially in the form of Exhibit III attached hereto irrevocably appointing Buyer its attorney-in-fact with full power to complete and record the assignment of Mortgage, complete the endorsement of the Mortgage Note and take such other steps as may be necessary or desirable to enforce Buyer's rights against such Mortgage Loans, the related Mortgage Files and the Servicing Records.

         (g)      Buyer shall deposit the Mortgage Files representing the Purchased Mortgage Loans, or direct that the Mortgage Files be deposited directly, with the Custodian. The Mortgage Files shall be maintained in accordance with the Custodial Agreement.

         (h)      Any Mortgage Files not delivered to Buyer or its designee (including the Custodian) are and shall be held in trust by Seller or its designee for the benefit of Buyer as the owner thereof. Seller or its designee shall maintain a copy of the Mortgage File and the originals of the Mortgage File not delivered to Buyer or its designee. The possession of the Mortgage File by Seller or its designee is at the will of the Buyer for the sole purpose of servicing the related Purchased Mortgage Loan, and such retention and possession by the Seller or its designee is in a custodial capacity only. The books and records (including, without limitation, any computer records or tapes) of Seller or its designee shall be marked appropriately to reflect clearly the sale of the related Purchased Mortgage Loan to Buyer. Seller or its designee (including the Custodian) shall release its custody of the Mortgage File only in accordance with written instructions from Buyer, unless such release is required as incidental to the servicing of the Purchased Mortgage Loans or is in connection with a repurchase of any Purchased Mortgage Loan by Seller.

8.      REHYPOTHECATION OR PLEDGE OF PURCHASED MORTGAGE LOANS

        Title to all Purchased Mortgage Loans shall pass to Buyer and Buyer shall have free and unrestricted use of all Purchased Mortgage Loans. Nothing in this Agreement shall preclude Buyer from engaging in repurchase transactions with the Purchased Mortgage Loans or otherwise assigning, syndicating, participating, sub-participating, pledging, repledging, hypothecating, or rehypothecating the Purchased Mortgage Loans, but no such transaction shall relieve Buyer of its obligations to transfer Purchased Mortgage Loans to Seller pursuant to Section 3. Seller shall cooperate with Buyer’s reasonable requests to complete such assignments, syndication, participation or pledge. Nothing contained in this Agreement shall obligate Buyer to segregate any Purchased Mortgage Loans delivered to Buyer by Seller. In the event that there is a material adverse change or other development in the repurchase markets which results in Buyer being unable to finance its position through the repurchase market with its traditional repurchase counterparties, Buyer may accelerate the Repurchase Date for any outstanding Transactions following reasonable notice to Seller of the occurrence of such event.

9.      SUBSTITUTION

         (a)     Subject to Section 9(b) and the agreement of Buyer, Seller may, upon one (1) Business Days' written notice to Buyer, with a copy to Custodian, substitute Mortgage Loans or other assets for any Purchased Mortgage Loans. Such substitution shall be made by transfer to Buyer or its designee (including the Custodian) of the Mortgage File of such other Mortgage Loans together with a Custodial Delivery and transfer to Seller or its designee of the Purchased Mortgage Loans requested for release. After substitution, the substituted Mortgage Loans, shall be deemed to be Purchased Mortgage Loans subject to the same Transaction as the released Mortgage Loans.

         (b)     Notwithstanding anything to the contrary in this Agreement, Seller may not substitute other Mortgage Loans or other assets for any Purchased Mortgage Loans if (i) after taking into account such substitution, a Collateral Deficit would occur, (ii) such substitution would cause a breach of any provision of this Agreement or (iii) the Market Value of the Mortgage Loans or assets substituted is less than the Market Value of such Purchased Mortgage Loans.

10.      REPRESENTATIONS AND WARRANTIES

         (a)     Each of Buyer and Seller represents and warrants to the other that (i) it is duly authorized to execute and deliver this Agreement, to enter into the Transactions contemplated hereunder and to perform its obligations hereunder and has taken all necessary action to authorize such execution, delivery and performance; (ii) it will engage in such Transactions as principal; (iii) the person signing this Agreement on its behalf is duly authorized to do so on its behalf; (iv) no approval, consent or authorization of the Transactions contemplated by this Agreement from any federal, state, or local regulatory authority having jurisdiction over it is required or, if required, such approval, consent or authorization has been or will, prior to the first Purchase Date, be obtained; (v) the execution, delivery, and performance of this Agreement and the Transactions hereunder will not violate any law, regulation, order, judgment, decree, ordinance, charter, by-law, or rule applicable to it or its property or constitute a default (or an event which, with notice or lapse of time, or both would constitute a default) under or result in a breach of any agreement or other instrument by which it is bound or by which any of its assets are affected; (vi) it has received approval and authorization to enter into this Agreement and each and every Transaction actually entered into hereunder pursuant to its internal policies and procedures; and (vii) neither this Agreement nor any Transaction pursuant hereto are entered into in contemplation of insolvency or with intent to hinder, delay or defraud any creditor.

         (b)     Seller represents and warrants to Buyer that as of the Purchase Date for the purchase of any Purchased Mortgage Loans by Buyer from Seller and as of the date of this Agreement and any Transaction hereunder and at all times while this Agreement and any Transaction hereunder is in full force and effect:

(i) Organization. Seller is duly organized, validly existing and in good standing under the laws and regulations of the state of California and is duly licensed, qualified, and in good standing in every state where Seller transacts business and in any state where any Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by Seller therein.

(ii) No Litigation. Other than as disclosed by Guarantor in its filings with the Securities and Exchange Commission, there is no action, suit, proceeding, arbitration or investigation pending or, to Seller's knowledge, threatened against Seller which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of Seller, or in any material impairment of the right or ability of Seller to carry on its business substantially as now conducted, or in any material liability on the part of Seller, or which if adversely determined would affect the validity of this Agreement or any of the Purchased Mortgage Loans or of any action taken or to be taken in connection with the obligations of Seller contemplated herein, or which would be likely to impair materially the ability of Seller to perform under the terms of this Agreement.

(iii) No Broker. Seller has not dealt with any broker, investment banker, agent, or other person, except forBuyer, who may be entitled to any commission or compensation in connection with the sale of Purchased Mortgage Loans pursuant to this Agreement.

(iv) Good Title to Collateral. Purchased Mortgage Loans shall be free and clear of any lien, encumbrance or impediment to transfer, and Seller has good, valid and marketable title and the right to sell and transfer such Purchased Mortgage Loans to Buyer.

(v) Delivery of Mortgage File. With respect to each Purchased Mortgage Loan (other than a Wet Ink Mortgage Loan), the Mortgage Note, the Mortgage, the assignment of Mortgage and any other documents required to be delivered under this Agreement and the Custodial Agreement for the Mortgage Loans have been delivered to the Custodian. Seller or its designee is in possession of a complete, true and accurate Mortgage File with respect to the Mortgage Loans, except for such documents the originals of which have been delivered to the Custodian.

(vi) Selection Process. The Purchased Mortgage Loans were selected from among the outstanding mortgage loansin Seller's portfolio as to which the representations and warranties set forth in this Agreement could be made and such selection was not made in a manner so as to affect adversely the interests of Buyer.

(vii) No Untrue Statements. To the best of Seller's knowledge, neither this Agreement nor any written statement made, or any report or other document issued or delivered or to be issued or delivered by Seller pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

(viii) Origination Practices. The origination practices used by Seller with respect to each Mortgage Loan (i) have been and are in all respects legal and proper in the mortgage origination business and (ii) are in accordance with the underwriting guidelines previously supplied by Seller to Buyer.

(ix) Performance of Agreement. Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement on its part to be performed.

(x) Seller Not Insolvent. Seller is not, and with the passage of time does not expect to become, insolvent.

(xi) No Event of Default. No Event of Default has occurred and is continuing hereunder.

(xii) Payments on Preferred Shares. Any and all obligations on the part of the Seller or the Guarantor to make payments on its respective preferred shares shall in all cases be subordinate to Seller's obligations to make payments under the Agreement and Guarantor's obligations to make payments under the Guaranty, dated as of December 1, 2000, for the benefit of the Buyer.

         (c)     Seller represents and warrants to the Buyer that each Purchased Mortgage Loan sold hereunder and each pool of Purchased Mortgage Loans sold in a Transaction hereunder, as of the related Purchase Date, conforms to the representations and warranties set forth in Exhibit V attached hereto and that each Mortgage Loan delivered hereunder as Additional Loans or Substituted Mortgage Loans, as of the date of such delivery, conforms to the representations and warranties set forth in Exhibit V hereto. Seller further represents and warrants to the Buyer that, as of the seventh Business Day of each month, the Collateral Information delivered on such day with respect to each Purchased Mortgage Loan is complete, true and correct. It is understood and agreed that the representations and warranties set forth in Exhibit V hereto, if any, shall survive delivery of the respective Mortgage File to Buyer or its designee (including the Custodian).

         (d)     On the Purchase Date for any Transaction, Buyer and Seller shall each be deemed to have made all the foregoing representations with respect to itself as of such Purchase Date.

11.      NEGATIVE COVENANTS OF THE SELLER

        On and as of the date of this Agreement and each Purchase Date and until this Agreement is no longer in force with respect to any Transaction, Seller covenants that it will not:

         (a)     take any action which would directly or indirectly impair or adversely affect Buyer's title to or the value of the Purchased Mortgage Loans; or

         (b)     pledge, assign, convey, grant, bargain, sell, set over, deliver or otherwise transfer any interest in the Purchased Mortgage Loans to any person not a party to this Agreement nor will the Seller create, incur or permit to exist any lien, encumbrance or security interest in or on the Purchased Mortgage Loans except as described in Section 6 of this Agreement.

12.      AFFIRMATIVE COVENANTS OF THE SELLER

        For so long as this Agreement is in effect:

         (a)     Seller covenants that it will promptly notify Buyer of any material adverse change in its business operations and/or financial condition.

         (b)     Seller shall provide Buyer with copies of such documentation as Buyer may reasonably request evidencing the truthfulness of the representations set forth in Section 10, including but not limited to resolutions evidencing the approval of this Agreement by Seller's board of directors or loan committee and copies of the minutes of the meetings of Seller's board of directors or loan committee at which this Agreement and the Transactions contemplated by this Agreement were approved.

         (c)     Seller shall, at Buyer's request, take all action necessary to ensure that Buyer will have a first priority security interest in the Purchased Mortgage Loans, including, among other things, filing such Uniform Commercial Code financing statements as Buyer may reasonably request.

         (d)      Seller covenants that it will not create, incur or permit to exist any lien, encumbrance or security interest in or on any of the Collateral without the prior express written consent of Buyer.

         (e)      Seller shall notify Buyer no later than one (1) Business Day after obtaining actual knowledge thereof, (i) if any event has occurred that constitutes an Event of Default with respect to Seller or any event that with the giving of notice or lapse of time, or both, would become an Event of Default with respect to Seller and (ii) of any change if the Lockbox Bank, or any change affecting the distribution of any Income between the Lockbox Bank and the Collection Account Bank.

         (f)      Seller covenants that each Purchased Mortgage Loan subject to this Agreement shall be serviced in accordance with Section 25 hereof.

         (g)      Seller covenants to provide Buyer with an advance copy of any proposed material changes to Seller's underwriting guidelines prior to the effectiveness of any such change. Buyer shall use commercially reasonable efforts to notify Seller within 7 Business Days of receipt of such notice of changes if such changes are acceptable. If such changes are not acceptable to Buyer in its sole discretion, Buyer shall not be obligated to purchase Mortgage Loans hereunder that are originated in accordance with such changed underwriting guidelines.

         (h)      Seller covenants, upon request of Buyer after the occurrence of a Collateral Deficit, which has not been cured by the immediately following day, to enter into hedging transactions with respect to fixed rate Purchased Mortgage Loans in order to protect adequately, in the reasonable judgment against interest rate risks.

         (i)      Seller covenants to provide Buyer on the seventh Business Day of each month, either by direct modem electronic transmission or via a computer diskette, the Collateral Information in computer readable format with respect to all Purchased Mortgage Loans then subject to Transactions.

         (j)      Seller covenants to provide Buyer with the following financial and reporting information:

(i) Within 90 days after the last day of its fiscal year, Guarantor's audited consolidated statements of income and balance sheets and statements of changes in cash flow for such year and balance sheets as of the end of such year in each case presented fairly in accordance with GAAP, and accompanied, in all cases, by an unqualified report of Ernst & Young LLP or another nationally recognized independent certified public accounting firm consented to by Buyer (which consent shall not be unreasonably withheld);

(ii) Within 90 days after the last day of its fiscal year, Seller's audited consolidated statements of income and balance sheets as of the end of such year in each case presented fairly in accordance with GAAP, and accompanied, in all cases, by an unqualified report of Ernst & Young LLP or another nationally recognized independent certified public accounting firm consented to by Buyer (which consent shall not be unreasonably withheld);

(iii) Within 15 days after the last day of each calendar month in any fiscal year, Seller's monthly report in substantially the form attached hereto as Exhibit VIII;

(iv) Within 30 days after the last day of each calendar month, an officer's certificate from the chief financial officer or vice president of finance of Seller addressed to Buyer certifying that, as of such calendar month, (x) an officer of the Seller has completed a review of Seller's activities under the terms of this Agreement, and based on such review Seller is in compliance with all of the terms, conditions and requirements of this Agreement (such certification to include a calculation on a quarterly basis of the financial tests set forth in Sections 13(xiii) - (xviii)), and (y) no Event of Default exists, except as disclosed in such officer's certificate;

(v) As soon as available, copies of all proxy statements, financial statements, and reports which Guarantor sends to its stockholders, and copies of all regular, periodic and special reports, and all registration statements under the Securities Act of 1933, as amended, which it files with the Securities and Exchange Commission or any government authority which may be substituted therefor, or with any national securities exchange;

(vi) Within 45 days after the last day of each of the first three fiscal quarters and within 90 days after the last day of the fourth fiscal quarter in any fiscal year, an officer's certificate from the chief financial officer or vice president of finance of Guarantor addressed to Buyer certifying the calculation of Tangible Net Worth, including the valuation (and the assumptions used to derive such valuation) of residual certificates, interest-only certificates and other comparable instruments with respect to securitizations of mortgage loans included in the calculation of such Tangible Net Worth;

(vii) Within 3 days after entering into any hedging transactions described in subsection (h) above, evidence of such hedging transactions reasonably satisfactory to Buyer.

         (k)      Seller covenants to repurchase or substitute pursuant to Section 9 hereof any Mortgage Loan, within two Business Days following written notice from Buyer, which as to a representation or warranty made by Seller set forth in Exhibit V hereto proves to be incorrect or untrue in any material respect.

         (l)      Seller covenants to notify in writing to Buyer, within seven Business Days following the execution thereof by the parties thereto, of each material agreement or instrument entered into after the date of this Agreement by Guarantor, Seller or any of their respective subsidiaries with respect to indebtedness for borrowed money.

         (m)      The Seller shall (i) preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises; (ii) comply in all material respects with all Requirements of Laws (including, without limitation, all environmental laws and local, municipal, state or Federal ordinances, regulations or statutes regarding Predatory Lending Practices) and Contractual Obligations; and (iii) keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied. Seller shall maintain, and shall make available to Buyer upon request, written policies and procedures to determine whether any Mortgage Loan contains any terms, or carries or carried any fees, charges or other costs, such that the requirements of the Home Ownership Equity Protection Act, 15 U.S.C. Section 1639 and 12 C.F.R. Section 226.32 - Requirements for Certain Closed-End Home Mortgages, are applicable.

         (o)      In the event that the Seller or any of its Affiliates enters into a warehouse facility or other funding vehicle with any other Person (including, without limitation, a transaction with a new counterparty or a renewal of an existing relationship) that is structured utilizing a "true sale" of mortgage loans to a bankruptcy-remote non-consolidated special purpose entity ("SPE"), Buyer shall have the right to restructure the Agreement and replace the Agreement with a facility structured through an SPE.

         (p)      In the event the Seller proposes to amend any of the Seller's other lending or financing facilities (including, without limitation, mortgage loan warehouse, residual financing, working capital or repurchase facilities) with other lenders, then the Seller shall either (x) obtain the prior written approval of Buyer, which approval shall not be unreasonably withheld or (y) simultaneously amend this Agreement to incorporate any such new or modified term or provision.

13.      EVENTS OF DEFAULT

         (a)     If any of the following events (each an “Event of Default”) occur, Seller and Buyer shall have the rights set forth in Section 14, as applicable:

(i) Seller or Buyer fails to satisfy or perform any material obligation or covenant under this Agreement;

(ii) an Act of Insolvency occurs with respect to Seller or Buyer;

(iii) any representation (excluding the representations and warranties made with respect to the Mortgage Loans set forth on Exhibit V hereto) made by Seller shall have been incorrect or untrue in any material respect when made or repeated or deemed to have been made or repeated;

(iv) Seller or Buyer shall admit its inability to, or its intention not to, perform any of its obligations hereunder;

(v) any governmental, regulatory, or self-regulatory authority takes any action to remove, limit, restrict, suspend or terminate the rights, privileges, or operations of the Seller or any of its Affiliates, including suspension as an issuer, lender or seller/servicer of mortgage loans, which suspension has a material adverse effect on the ordinary business operations of Seller or Seller's Affiliate, and which continues for more than 24 hours;

(vi) Seller dissolves, merges or consolidates with another entity (unless (A) it is the surviving party or (B) the entity into which it mergers has equity and a market value of at least that of the Seller immediately prior to such merger and such entity expressly assumes the obligations of the Seller at the time of such merger), or sells, transfers, or otherwise disposes of a material portion of its business or assets, except for the sale or transfer of Mortgage Loans in the ordinary course of business;

(vii) Buyer, in its good faith judgment, believes that there has been a material adverse change in thebusiness, operations, corporate structure or financial condition of Seller or that Seller will not meet any of its obligations under any Transaction pursuant to this Agreement, this Agreement or any other agreement between the parties;

(viii) Seller, Guarantor or any of their respective subsidiaries shall fail to perform or shall violate any other material agreement or instrument between any of them and Buyer or any of its Affiliates and such failure or violation continues unremedied after any applicable grace period therefor, or Seller, Guarantor or any of their respective subsidiaries shall fail to pay when due or within any applicable grace period therefor any portion of any single obligation constituting indebtedness of Borrower, Guarantor or any of their respective subsidiaries in excess of $1,000,000; or any default or other event shall occur under or with respect to any agreement under which any single obligation constituting indebtedness of Borrower, Guarantor or any of their respective subsidiaries in excess of $1,000,000 was created or is governed, the effect of which is to cause, or to permit the holder or holder of such indebtedness to cause, such indebtedness to become due prior to its stated maturity; or any single obligation constituting indebtedness of Borrower, Guarantor or any of their respective subsidiaries in excess of $1,000,000 shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled payment), prior to the stated maturity thereof;

(ix) a final judgment by any competent court in the United States of America for the payment of money in an amount of at least $1,000,000 is rendered against the Seller, and the same remains undischarged or unpaid for a period of sixty (60) days during which execution of such judgment is not effectively stayed;

(x) this Agreement shall for any reason cease to create a valid, first priority security interest in any of the Purchased Mortgage Loans purported to be covered hereby;

(xi) a Market Value Collateral Deficit or Securitization Value Collateral Deficit occurs with respect to Seller or Buyer, as applicable, and is not eliminated within the time period specified in Section 4(b);

(xii) Tangible Net Worth of the Guarantor shall at any time be less than $34,000,000;

(xiii) Tangible Net Worth of the Seller at any time shall be less than $160,000,000;

(xix) the Interest Coverage Ratio of the Guarantor shall exceed 1.05 to 1.0 on the last Business Day of any calendar quarter commencing with the quarter ending June 30, 2003;

(xv) the Leverage Ratio of the Guarantor shall exceed 12.0 to 1.0 at any time;

(xvi) the Adjusted Leverage Ratio of the Guarantor shall exceed 6.0 to 1.0 at any time thereafter;

(xvii) the Leverage Ratio of the Seller shall exceed 5.5. to 1.0 at any time;

(xviii) the aggregate amount of the Guarantor's cash, Cash Equivalents and available borrowing capacity on unencumbered assets that could be drawn against (taking into account required haircuts) under committed warehouse or working capital facilities, on a consolidated basis and on any given day, shall be less than $17,500,000 at any time;

(xix) the aggregate amount of the Seller's cash, Cash Equivalents and available borrowing capacity on unencumbered assets that could be drawn against (taking into account required haircuts) under committed warehouse facilities, on any given day, shall be less than $5,000,000 at any time;

(xx) Seller and its Affiliates shall at any time cease to have or fail to maintain committed warehouse facilities with other lenders or buyers (other than the Buyer pursuant to the Agreement) with a maximum aggregate principal amount of commitments equal to or greater than $600,000,000;

(xxi) or any two consecutive fiscal quarters of Guarantor after the date of this Agreement, Guarantor and its subsidiaries shall incur a loss on a consolidated basis in accordance with GAAP; or

(xxii) Guarantor shall pay any dividends under its preferred stock at any time (it being understood and agreed that such dividends may accrue).

14.      REMEDIES

         (a)      If an Event of Default occurs with respect to Seller, the following rights and remedies are available to Buyer:

(i) At the option of Buyer, exercised by written notice to Seller (which option shall be deemed to have been exercised, even if no notice is given, immediately upon the occurrence of an Act of Insolvency), the Repurchase Date for each Transaction hereunder shall be deemed immediately to occur.

(ii) If Buyer exercises or is deemed to have exercised the option referred to in subsection (a)(i) of this Section,

(A) Seller's obligations hereunder to repurchase all Purchased Mortgage Loans in such Transactions shall thereupon become immediately due and payable,

(B) to the extent permitted by applicable law, the Repurchase Price with respect to each such Transaction shall be increased by the aggregate amount obtained by daily application of, on a 360 day per year basis for the actual number of days during the period from and including the date of the exercise or deemed exercise of such option to but excluding the date of payment of the Repurchase Price as so increased, (x) the greater of the Prime Rate or the Pricing Rate for each such Transaction to (y) the Repurchase Price for such Transaction as of the Repurchase
Date as determined pursuant to subsection (a)(i) of this Section (decreased as of any day by (I) any amounts actually in the possession of Buyer pursuant to clause (C) of this subsection, (II) any proceeds from the sale of Purchased Mortgage Loans applied to the Repurchase Price pursuant to subsection (a)(xii) of this Section, and (III) any amounts applied to the Repurchase Price pursuant to subsection (a)(iii) of this Section), and

(C) all Income actually received by the Buyer or its designee (including the Custodian) pursuant to Section 5 shall be applied to the aggregate unpaid Repurchase Price owed by Seller.

(iii) After one Business Day's notice to Seller (which notice need not be given if an Act of Insolvency shall have occurred, and which may be the notice given under subsection (a)(i) of this Section), Buyer may (A) immediately sell, without notice or demand of any kind, at a public or private sale and at such price or prices Buyer may reasonably deem satisfactory any or all Purchased Mortgage Loans subject to a Transaction hereunder or (B) in its sole discretion elect, in lieu of selling all or a portion of such Purchased Mortgage Loans, to give Seller credit for such Purchased Mortgage Loans in an amount equal to the Market Value of the Purchased Mortgage Loans against the aggregate unpaid Repurchase Price and any other amounts owing by Seller hereunder. The proceeds of any disposition of Purchased Mortgage Loans shall be applied first to the costs and expenses incurred by Buyer in connection with Seller's default; second to costs of cover and/or related hedging transactions relating to Transactions and to losses, damages, costs or expenses directly arising or resulting from the occurrence of the Event of Default;third to the Repurchase Price; and fourth to any other outstanding obligation of Seller to Buyer or its Affiliates.

(iv) The parties recognize that it may not be possible to purchase or sell all of the Purchased Mortgage Loans on a particular Business Day, or in a transaction with the same purchaser, or in the same manner because the market for such Purchased Mortgage Loans may not be liquid. In view of the nature of the Purchased Mortgage Loans, the parties agree that liquidation of a Transaction or the underlying Purchased Mortgage Loans does not require a public purchase or sale and that a good faith private purchase or sale shall be deemed to have been made in a commercially reasonable manner. Accordingly, Buyer may elect, in its sole discretion, the time and manner of liquidating any Purchased Mortgage Loan and nothing contained herein shall (A) obligate Buyer to liquidate any Purchased Mortgage Loan on the occurrence of an Event of Default or to liquidate all Purchased Mortgage Loans in the same manner or on the same Business Day or (B) constitute a waiver, in whole or in part, of any right or remedy of Buyer.
However, in recognition of the parties' agreement that the Transactions hereunder have been entered into in consideration of and in reliance upon the fact that all Transactions hereunder constitute a single business and contractual relationship and that each Transaction has been entered into in consideration of the other Transactions, the parties further agree that Buyer shall use its reasonable efforts to liquidate all Transactions hereunder upon the occurrence of an Event of Default as quickly as is prudently possible in the reasonable judgment of Buyer.

(v) Buyer shall, without regard to the adequacy of the security for the Seller's obligations under this Agreement, be entitled to the appointment of a receiver by any court having jurisdiction, without notice, to take possession of and protect, collect, manage, liquidate, and sell the Collateral or any portion thereof, and collect the payments due with respect to the Collateral or any portion thereof. Seller shall pay all costs and expenses incurred by Buyer in connection with the appointment and activities of such receiver.

(vi) Seller agrees that Buyer may obtain an injunction or an order of specific performance to compel Seller to fulfill its obligations as set forth in Section 25, if Seller fails or refuses to perform its obligations as set forth therein.

(vii) Seller shall be liable to Buyer for the amount of all expenses, reasonably incurred by Buyer in connection with or as a consequence of an Event of Default, including, without limitation, reasonable legal fees and expenses and reasonable costs incurred in connection with hedging or covering transactions relating to Transactions.

(viii) Buyer shall have all the rights and remedies provided herein, provided by applicable federal, state, foreign, and local laws (including, without limitation, the rights and remedies of a secured party under the Uniform Commercial Code of the State of New York, to the extent that the Uniform Commercial Code is applicable, and the right to offset any mutual debt and claim), in equity, and under any other agreement between Buyer and Seller.

(ix) Buyer may exercise one or more of the remedies available to Buyer immediately upon the occurrence of an Event of Default and, except to the extent provided in subsections (a)(i) and (iii) of this Section, at any time thereafter without notice to Seller. All rights and remedies arising under this Agreement as amended from time-to-time hereunder are cumulative and not exclusive of any other rights or remedies which Buyer may have.

(x) In addition to its rights hereunder, Buyer shall have the right to proceed against any assets of Seller which may be in the possession of Buyer or its agent on Buyer's behalf including the right to liquidate such assets and to set off the proceeds against monies owed by Seller to Buyer pursuant to this Agreement. Buyer may set off cash, the proceeds of the liquidation of the Purchased Mortgage Loans, any Collateral or its proceeds, and all other sums or obligations owed by Seller to Buyer against all of Seller's obligations to Buyer, whether under this Agreement, under a Transaction, or under any other agreement between the parties, or otherwise, whether or not such obligations are then due, without prejudice to Buyer's right to recover any deficiency. Any cash, proceeds, or property in excess of any amounts due, or which Buyer reasonably believes may become due, to it from Seller shall be returned to Seller after satisfaction of all obligations of Seller to Buyer.

(xi) Buyer may enforce its rights and remedies hereunder without prior judicial process or hearing, and Seller hereby expressly waives any defenses Seller might otherwise have to require Buyer to enforce its rights by judicial process. Seller also waives any defense Seller might otherwise have arising from the use of nonjudicial process, enforcement and sale of all or any portion of the Collateral, or from any other election of remedies. Seller recognizes that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm's length.

(xii) Buyer and Seller hereby agree that sales of the Purchased Mortgage Loans shall be deemed to include and permit the sales of Purchased Mortgaged Loans pursuant to a securities offering. The net proceeds of any such sale shall be applied to reduce the Repurchase Price of outstanding Transactions.

         (b)      If an Event of Default occurs with respect to Buyer, the following rights and remedies are available to Seller upon advance written notice of the same to Buyer:

(i) Upon tender by Seller of payment of the aggregate Repurchase Price for all such Transactions, Buyer's right, title and interest in all Purchased Mortgage Loans subject to such Transactions shall be deemed transferred to Seller, and Buyer shall deliver or cause to be transferred all such Purchased Mortgage Loans to Seller or its designee at Buyer's expense.

(ii) If Seller exercises the option referred to in subsection (b)(i) of this Section and Buyer fails to deliver or cause to be delivered the Purchased Mortgage Loans to Seller or its designee, after one Business Day's notice to Buyer, Seller may (A) purchase Mortgage Loans (“Replacement Loans”) that are as similar as is reasonably practicable in characteristics, outstanding principal amounts (as a pool) and interest rate to any Purchased Mortgage Loans that are not delivered by Buyer to Seller or its designee as required hereunder or (B) in its sole discretion elect, in lieu of purchasing Replacement Loans, to be deemed to have purchased Replacement Loans at a price therefor on such date, equal to the Market Value of the Purchased Mortgage Loans.

(iii) Buyer shall be liable to the Seller (A) with respect to Purchased Mortgage Loans (other than Additional Loans), for any excess of the price paid (or deemed paid) by Seller for Replacement Loans therefor over the Repurchase Price for such Purchased Mortgage Loans and (B) with respect to Additional Loans, for the price paid (or deemed paid) by Seller for the Replacement Loans therefor. In addition, Buyer shall be liable to Seller for interest on such remaining liability with respect to each such purchase (or deemed purchase) of Replacement Loans calculated on a 360-day year basis for the actual number of days during the period from and including the date of such purchase (or deemed purchase) until paid in full by Buyer. Such interest shall be at the greater of the Pricing Rate or the Prime Rate.

(iv) Buyer shall be liable to Seller for the amount of all expenses reasonably incurred by Seller in connection with or as a consequence of an Event of Default with respect to Buyer, including, without limitation, reasonable legal fees and expenses and reasonable costs incurred in connection with covering existing hedging transactions with respect to the Purchased Mortgage Loans.

(v) Seller shall have all the rights and remedies provided herein, provided by applicable federal, state, foreign, and local laws, in equity, and under any other agreement between Buyer and Seller, including, without limitation, the right to offset any debt or claim.

(vi) Seller may exercise one or more of the remedies available to Seller immediately upon the occurrence of an Event of Default with respect to Buyer and at any time thereafter without notice to Buyer. All rights and remedies arising under this Agreement as amended from time-to-time hereunder are cumulative and not exclusive of any other rights or remedies which Seller may have.

15.      ADDITIONAL CONDITION

        Seller shall, on the date of the initial Transaction hereunder and, upon the request of Buyer, on the date of any subsequent Transaction, cause to be delivered to Buyer, with reliance thereon permitted as to any Person that purchases the Purchased Mortgage Loan from Buyer in a repurchase transaction, a favorable opinion or opinions of counsel with respect to the matters set forth in Exhibit IV attached hereto.

16.      SINGLE AGREEMENT

        Buyer and Seller acknowledge that, and have entered hereunto and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and that each has been entered into in consideration of the other Transactions. Accordingly, each of Buyer and Seller agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, (ii) that each of them shall be entitled to set off claims and apply property held by them in respect of any Transaction against obligations owing to them in respect of any other Transactions hereunder and (iii) that payments, deliveries, and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries, and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries, and other transfers may be applied against each other and netted; provided, however, that the parties hereto acknowledge and agree that each Purchased Mortgage Loan is identified and unique and nothing in this Agreement should limit or reduce Buyer’s obligation to deliver the Purchased Mortgage Loans to Seller as and when provided herein.

17.      NOTICES AND OTHER COMMUNICATIbONS

        Unless another address is specified in writing by the respective party to whom any written notice or other communication is to be given hereunder, all such notices or communications shall be in writing or confirmed in writing and delivered at the respective addresses set forth in the form of Confirmation set forth in Exhibit I.

18.     ENTIRE AGREEMENT; SEVERABILITY

        This Agreement together with the applicable Confirmation constitutes the entire understanding between Buyer and Seller with respect to the subject matter it covers and shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions involving Purchased Mortgage Loans. By acceptance of this Agreement, Buyer and Seller acknowledge that they have not made, and are not relying upon, any statements, representations, promises or undertakings not contained in this Agreement. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

19.      NON-ASSIGNABILbITY

        The rights and obligations of the parties under this Agreement and under any Transaction shall not be assigned by Seller without the prior written consent of Buyer. Subject to the foregoing, this Agreement and any Transactions shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. Nothing in this Agreement express or implied, shall give to any person, other than the parties to this Agreement and their successors hereunder, any benefit or any legal or equitable right, power, remedy or claim under this Agreement.

20.      TERMINABILITY

         (a)      This Agreement shall terminate upon the earlier of (i) the Final Repurchase Date or (ii) written notice from Seller to Buyer to such effect pursuant to Section 14 hereof, except that this Agreement shall, notwithstanding the above clauses, remain applicable to any Transaction then outstanding.

         (b)      Buyer may, in its sole and absolute discretion, terminate this Agreement if, within 30 days after notice from Buyer to Guarantor stating that Buyer does not agree with the valuation (and the assumptions used to derive such valuation) of residual certificates, interest-only certificates and other comparable instruments with respect to securitizations of mortgage loans included in the calculation of Tangible Net Worth as certified in the certificate delivered to Buyer pursuant to Section 12(j)(vi), Buyer and Guarantor do not agree on such valuation. Upon any such termination, the Repurchase Price of all Transactions shall become immediately due and payable.

         (c)      Notwithstanding any termination of this Agreement or the occurrence of an Event of Default, all of the representations and warranties hereunder (including those made in Exhibit V) shall continue and survive.

21.      GOVERNING bLAW

        THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

22.      CONSENT TO JURISDICTION AND ARBITRATION

        The parties irrevocably agree to submit to the personal jurisdiction of the United States District Court for the Southern District of New York, the parties irrevocably waiving any objection thereto. If, for any reason, federal jurisdiction is not available, and only if federal jurisdiction is not available, the parties irrevocably agree to submit to the personal jurisdiction of the Supreme Court of the State of New York, the parties irrevocably waiving any objection thereto. Notwithstanding the foregoing two sentences, at either party's sole option exercisable at any time not later than thirty (30) days after an action or proceeding has been commenced, the parties agree that the matter may be submitted to binding arbitration in accordance with the commercial rules of the American Arbitration Association then in effect in the State of New York and judgment upon any award rendered by the arbitrator may be entered in any court having jurisdiction thereof within the City, County and State of New York; provided, however, that the arbitrator shall not amend, supplement, or reform in any regard this Agreement or the terms of any Confirmation, the rights or obligations of any party hereunder or thereunder, or the enforceability of any of the terms hereof or thereof. Any arbitration shall be conducted before a single arbitrator who shall be reasonably familiar with repurchase transactions and the secondary mortgage market in the City, County, and State of New York.

23.      NO WAIVERS, ETC.

        No express or implied waiver of any Event of Default by either party shall constitute a waiver of any other Event of Default and no exercise of any remedy hereunder by any party shall constitute a waiver, in whole or in part, of its right to exercise any other remedy hereunder. No modification or waiver of any provision of this Agreement and no consent by any party to a departure herefrom shall be effective unless and until such shall be in writing and duly executed by both of the parties hereto. Any such waiver or modification shall be effective only in the specific instance and for the specific purpose for which it was given.

24.      INTENT

        The parties understand and intend that this Agreement and each Transaction hereunder constitute a “repurchase agreement” and a “securities contract” as those terms are defined under the relevant provisions of Title 11 of the United States Code, as amended.

25.      SERVICING

         (a)      Notwithstanding the purchase and sale of the Purchased Mortgage Loans hereby, Seller shall continue to service the Purchased Mortgage Loans for the benefit of Buyer and, if Buyer shall exercise its rights to pledge or hypothecate the Purchased Mortgage Loan prior to the related Repurchase Date pursuant to Section 8, Buyer's assigns; provided, however, that the obligations of Seller to service the Purchased Mortgage Loans shall cease upon the payment by Seller to Buyer of the Repurchase Price therefor. Seller shall service the Purchased Mortgage Loans in accordance with the servicing standards maintained by other prudent mortgage lenders with respect to mortgage loans similar to the Purchased Mortgage Loans.

         (b)      Seller agrees that Buyer is the owner of all servicing records, including but not limited to any and all servicing agreements, files, documents, records, data bases, computer tapes, copies of computer tapes, proof of insurance coverage, insurance policies, appraisals, other closing documentation, payment history records, and any other records relating to or evidencing the servicing of Purchased Mortgage Loans (the “Servicing Records”). Seller grants Buyer a security interest in all servicing fees and rights relating to the Mortgage Loans and all Servicing Records to secure the obligation of the Seller or its designee to service in conformity with this Section and any other obligation of Seller to Buyer. Seller covenants to, and will cause each servicer and subservicer to, segregate such Servicing Records from any and all servicing agreements, files, documents, records, data bases, computer tapes, copies of computer tapes, proof of insurance coverage, insurance policies, appraisals, other closing documentation, payment history records, and any other records relating to or evidencing the servicing of Mortgage Loans which are not Purchased Mortgage Loans and to safeguard such Servicing Records and to deliver them promptly to Buyer or its designee (including the Custodian) at Buyer's request.

         (c)     Upon the occurrence and continuance of an Event of Default, Buyer may, in its sole discretion, (i) sell its right to the Purchased Mortgage Loans on a servicing released basis or (ii) terminate the Seller as servicer of the Purchased Mortgage Loans with or without cause, in each case without payment of any termination fee.

         (d)     Seller shall not employ sub-servicers (other than an Affiliate of Seller) to service the Purchased Mortgage Loans without the prior written approval of Buyer.

         (e)     Seller shall cause any sub-servicer hereunder to execute a letter agreement with Buyer acknowledging Buyer's security interest and agreeing that, upon notice from Buyer (or the Custodian on its behalf) that an Event of Default has occurred and in continuing hereunder, it shall deposit all Income with respect to the Purchased Mortgage Loans in the account specified in the third sentence of Section 5(a).

         (f)     After the occurrence of an Event of Default or a Market Value Collateral Deficit or Securitization Value Collateral Deficit which is not cured in accordance with Section 4, at the request of Buyer, Seller shall enter into a master servicing agreement with Buyer and a backup servicer reasonably acceptable to Buyer, which agreement shall be satisfactory in form and substance to Buyer.

26.      DISCLOSURE RELATING TO CERTAIN FEDERAL PROTECTIONS

        The parties acknowledge that they have been advised that in the case of Transactions in which one of the parties is an “insured depository institution” as that term is defined in Section 1831(a) of Title 12 of the United States Code, as amended, funds held by the financial institution pursuant to a Transaction hereunder are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation, the Savings Association Insurance Fund or the Bank Insurance Fund, as applicable.

27.      NETTING

        If Buyer and Seller are “financial institutions” as now or hereinafter defined in Section 4402 of Title 12 of the United States Code (“Section 4402”) and any rules or regulations promulgated thereunder:

         (a)     All amounts to be paid or advanced by one party to or on behalf of the other under this Agreement or any Transaction hereunder shall be deemed to be "payment obligations" and all amounts to be received by or on behalf of one party from the other under this Agreement or any Transaction hereunder shall be deemed to be "payment entitlements" within the meaning of Section 4402, and this Agreement shall be deemed to be a "netting contract" as defined in Section 4402.

         (b)     The payment obligations and the payment entitlements of the parties hereto pursuant to this Agreement and any Transaction hereunder shall be netted as follows. In the event that either party (the “Defaulting Party”) shall fail to honor any payment obligation under this Agreement or any Transaction hereunder, the other party (the “Nondefaulting Party”) shall be entitled to reduce the amount of any payment to be made by the Nondefaulting Party to the Defaulting Party by the amount of the payment obligation that the Defaulting Party failed to honor.

28.      MISCELLANEOUS

         (a)     Time is of the essence under this agreement and all Transactions and all references to a time shall mean New York time in effect on the date of the action unless otherwise expressly stated in this Agreement.

         (b)      Buyer shall be authorized to accept orders and take any other action affecting any accounts of the Seller in response to instructions given in writing by any authorized officer of Seller listed on Exhibit VII hereto, as such list may be amended in writing from time to time. Seller shall indemnify Buyer, defend, and hold Buyer harmless from and against any and all liabilities, losses, damages, costs, and expenses of any nature arising out of or in connection with any action taken by Buyer in response to such instructions received or reasonably believed to have been received from such authorized officers of Seller.

         (c)      If there is any conflict between the terms of this Agreement or any Transaction entered into hereunder and the Custodial Agreement, this Agreement shall prevail.

         (d)      If there is any conflict between the terms of a Confirmation or a corrected Confirmation issued by the Buyer and this Agreement, the Confirmation shall prevail.

         (e)      This Agreement may be executed in counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

         (f)      Seller agrees to reimburse Buyer for all reasonable costs and expenses of Buyer in connection with this Agreement including, without limitation, the fees, expenses and disbursement of outside counsel to Buyer and due diligence expenses and on-going auditing fees not to exceed $25,000 per year.

         (g)      Seller and Buyer agree to maintain the confidentiality of this Agreement and its terms and agree not to disclose this Agreement or its terms to any other party except as required for the enforcement of its terms or as required by law, regulatory requirements or court order or discovery. In the event Seller determines that the Agreement must be filed with the Securities and Exchange Commission pursuant to applicable law, such filing may only be made after consultation with Buyer and upon redaction of the Pricing Spread.

         (h)      The headings in this Agreement are for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

[Signature page follows]

        IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date set forth above.

LEHMAN BROTHERS BANK, FSB, as Buyer

By:___________________________________
Name:
Title:

AAMES CAPITAL CORPORATION, as Seller

By:___________________________________
Name:
Title:

EXHIBIT I

Form of Confirmation Letter

(date)

Aames Capital Corporation 350 South Grand Avenue
Los Angeles, California 90071
Attention:

Confirmation No.: _____________________

Ladies/Gentlemen:

        This letter confirms our agreement to purchase from you the Mortgage Loans listed in Appendix I hereto, pursuant to the Amended and Restated Master Repurchase Agreement Governing Purchases and Sales of Mortgage Loans between us, dated as of July 30, 2003 (the “Agreement”), as follows:

        Purchase Date:

        Mortgage Loans to be Purchased:     See Appendix I hereto. ¹

        Aggregate Principal Amount of Purchased Mortgage Loans:

        Purchase Price:

        Pricing Rate:

        Repurchase Date:

        Repurchase Price:

        Collateral Amount Percentage with respect to Market Value:

        Collateral Amount Percentage with respect to Securitization Value:

        Names and addresses for communications:

        Buyer:

        Lehman Brothers Bank, FSB
        745 Seventh Avenue
        New York, New York 10019
        Attention: Central Funding Department

_______________________________
¹   Appendix I to Confirmation Letter will list Mortgage Loans.

        Seller:

        Aames Capital Corporation
        350 South Grand Avenue
        Los Angeles, California 90071
        Attention: Michelle Treasure, Finance Department

LEHMAN BROTHERS BANK, FSB, as Buyer

By:___________________________________
Name:
Title:

Agreed and Acknowledged:

AAMES CAPITAL CORPORATION, as Seller

By:___________________________________
Name:
Title:

2

EXHIBIT II

Form of Custodial Delivery

        On this ______ day of ____________, 20__, Aames Capital Corporation (“Seller”), as the Seller under that certain Amended and Restated Master Repurchase Agreement Governing Purchases and Sales of Mortgage Loans, dated as of July 30, 2003 (the “Repurchase Agreement”) between the Seller and Lehman Brothers Bank, FSB (“Buyer”), does hereby deliver to Bankers Trust Company of California, N.A. ( “Custodian” ), as custodian under that certain Custodial Agreement, dated as of December __, 2000, among Buyer, Seller and Custodian the Mortgage Files with respect to the Mortgage Loans to be purchased by Buyer pursuant to the Repurchase Agreement, which Mortgage Loans are listed on the Mortgage Loan Schedule attached hereto and which Mortgage Loans shall be subject to the terms of the Custodial Agreement on the date hereof.

        With respect to the Mortgage Files delivered hereby, for the purposes of issuing the Trust Receipt, the Custodian shall review the Mortgage Files to ascertain delivery of the documents listed in Schedule 1 to the Custodial Agreement.

        [The Mortgage Loans delivered hereby constitute Additional Loans delivered pursuant to Section 4(a) of the Repurchase Agreement].][The Mortgage Loans delivered hereby constitute substituted Collateral pursuant to Section 9(a) of the Repurchase Agreement and are intended to be substituted for the Purchased Mortgage Loans listed on the [schedule attached hereto][Request for Release of Documents and receipt delivered herewith]. The Purchased Mortgage Loans to be released shall be delivered to _______________.]

        Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Repurchase Agreement or the Custodial Agreement.

        IN WITNESS WHEREOF, the Seller has caused its name to be signed hereto by its officer thereunto duly authorized as of the day and year first above written.

AAMES CAPITAL CORPORATION

Seller

By:________________________________

Title:________________________________

Name:________________________________

2

EXHIBIT III

Form of Power of Attorney

        “Know All Men by These Presents, that Aames Capital Corporation (“Seller”), does hereby appoint Lehman Brothers Bank, FSB (“Buyer”), its attorney-in-fact to act in Seller's name, place and stead in any way which Seller could do with respect to (i) the completion of the endorsements of the Mortgage Notes and the Assignments of Mortgages, (ii) the recordation of the assignments of Mortgages and (iii) the enforcement of the Seller’s rights under the Mortgage Loans purchased by Buyer pursuant to an Amended and Restated Master Repurchase Agreement Governing Purchases and Sales of Mortgage Loans dated as of July 30, 2003 between Seller and Buyer and to take such other steps as may be necessary or desirable to enforce Buyer's rights against such Mortgage Loans, the related Mortgage Files and the Servicing Records to the extent that Seller is permitted by law to act through an agent.

        TO INDUCE ANY THIRD PARTY TO ACT HEREUNDER, SELLER HEREBY AGREES THAT ANY THIRD PARTY RECEIVING A DULY EXECUTED COPY OR FACSIMILE OF THIS INSTRUMENT MAY ACT HEREUNDER, AND THAT REVOCATION OR TERMINATION HEREOF SHALL BE INEFFECTIVE AS TO SUCH THIRD PARTY UNLESS AND UNTIL ACTUAL NOTICE OR KNOWLEDGE OF SUCH REVOCATION OR TERMINATION SHALL HAVE BEEN RECEIVED BY SUCH THIRD PARTY, AND SELLER ON ITS OWN BEHALF AND ON BEHALF OF SELLER'S ASSIGNS, HEREBY AGREES TO INDEMNIFY AND HOLD HARMLESS ANY SUCH THIRD PARTY FROM AND AGAINST ANY AND ALL CLAIMS THAT MAY ARISE AGAINST SUCH THIRD PARTY BY REASON OF SUCH THIRD PARTY HAVING RELIED ON THE PROVISIONS OF THIS INSTRUMENT.

        IN WITNESS WHEREOF Seller has caused this Power of Attorney to be executed and the Seller's seal to be affixed this 30th day of July, 2003.

AAMES CAPITAL CORPORATION, as Seller

By:___________________________________
Name:
Title:

(seal)

EXHIBIT IV

Opinion Of Seller's Counsel

         1.      Seller is duly organized and validly existing as a corporation in good standing under the laws of California and has power and authority to enter into and perform its obligations under the Agreement and the Custodial Agreement. Seller is duly qualified to do business and is in good standing in each jurisdiction in which the character of the business transacted by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets or condition (financial or other) of Seller and its subsidiaries, considered as a whole.

         2.      The Agreement and the Custodial Agreement have each been duly authorized, executed and delivered by Seller, and each constitutes a valid and legally binding obligation of Seller enforceable against Seller in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights generally and to general equity principles.

         3.      No consent, approval, authorization or order of any state or federal court or government agency or body is required to be obtained by Seller for the consummation of the transactions contemplated by the Agreement or the Custodial Agreement.

         4.      The consummation of any of the transactions contemplated by the Agreement and the Custodial Agreement will not conflict with, result in a breach of, or constitute a default under the charter or bylaws of Seller or the terms of any indenture or other agreement or instrument known to us to which Seller is party or bound, or any order known to such counsel to be applicable to Seller or any regulations applicable to Seller, of any state or federal court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over Seller.

         5.      There is no pending or, to such counsel's knowledge, threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving Seller or relating to the transactions contemplated by the Agreement or the Custodial Agreement which, if adversely determined, would have a material adverse effect on Seller.

         6.      The Agreement together with (a) the delivery of such related Mortgage Loans to Custodian; (b) the endorsement of such Mortgage Loans in blank; and (c) the delivery of the assignments of Mortgages related to the Mortgage Loans to the Custodian in recordable form assigning such Mortgages to Custodian, creates a valid, perfected security interest in such Mortgage Loans in favor of Buyer.

EXHIBIT V

Representations and Warranties Regarding Mortgage Loans

        The Seller represents and warrants to the Buyer that, with respect to each Mortgage Loan sold in a Transaction hereunder, as of the related Purchase Date:

         (a)      Mortgage Loans as Described. The information set forth in the Mortgage Loan Schedule is complete, true and correct and complies with the terms of the Repurchase Agreement in all material respects.

         (b)      Payments Current Within 59 Days; Delinquency. The Mortgage Loan (i) together with the other Purchased Mortgage Loans subject to Transactions, would not cause the 30+ Delinquency Percentage for all Mortgage Loans to exceed 3% and (ii) is not more than 59 days Delinquent.

         (c)      No Outstanding Charges. There are no defaults in complying with the terms of the Mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is greater, to the day which precedes by one month the due date of the first installment of principal and interest.

         (d)      Original Terms Unmodified. The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, except by a written instrument which has been recorded, if necessary to protect the interests of Buyer and which has been delivered to Buyer or its designee (including the Custodian). The substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required by the policy, and its terms are reflected on the Mortgage Loan Schedule. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, and which assumption agreement is included in the Mortgage File delivered to Buyer or its designee (including the Custodian) and the terms of which are reflected in the Mortgage Loan Schedule.

         (e)      No Defenses. The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto.

         (f)      Insurance Policies in Effect. The fire and casualty insurance policy covering the Mortgaged Property (1) affords (and will afford) sufficient insurance against fire and such other risks as are usually insured against in the broad form of extended coverage insurance from time to time available, as well as insurance against flood hazards if the Mortgaged Property is an area identified by the Federal Emergency Management Agency as having special flood hazards; (2) is a standard policy of insurance for the locale where the Mortgaged Property is located, is in full force and effect, and the amount of the insurance is in the amount of the full insurable value of the Mortgaged Property on a replacement cost basis or the unpaid balance of the Mortgage Loans, whichever is less; (3) names (and will name) the present owner of the Mortgaged Property as the insured; and (4) contains a standard mortgagee loss payable clause in favor of Seller. All individual insurance policies with respect to the Mortgage Loan are the valid and binding obligation of the insurer and contain a standard mortgage clause naming Seller, its successors and assigns, as Mortgagee. All premiums thereon have been paid. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance policies at the Mortgagor's cost and expense, and upon the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor.

         (g)      Compliance with Applicable Laws. Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the origination and servicing of the Mortgage Loan have been complied with, and Seller shall maintain in its possession, available for Buyer's inspection, and shall deliver to Buyer upon demand, evidence of compliance with all such requirements. No Purchased Mortgage Loan is subject to the Home Ownership and Equity Protection Act of 1994.

         (h)      No Satisfaction of Mortgage. The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission.

         (i)       Location and Type of Mortgaged Property. The Mortgaged Property is located in the state identified in the Mortgage Loan Schedule and consists of a parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a condominium project, or an individual unit in a planned unit development and no residence or dwelling is a mobile home or a manufactured dwelling (other than a mobile home or a manufactured dwelling permanently affixed to real property). No portion of the Mortgaged Property is used for commercial purposes (except for home offices).

         (j)      Valid First or Second Lien. The Mortgage is a valid, subsisting and enforceable first or second lien on the Mortgaged Property, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject only to:

(i) the lien of current real property taxes and special assessments not yet due and payable;

(ii) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and (i) referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan or (ii) which do not adversely affect the appraised value of the Mortgaged Property set forth in such appraisal;

(iii) in the case of a Mortgaged Property that is a condominium or an individual unit in a planned unit development, liens for common charges permitted by statute;

(iv) in the case where the Mortgage Loan is secured by a second mortgage lien on the Mortgaged Property (and represented on the Mortgage Loan Schedule as such), the lien of the First Mortgage; and

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(v) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

        Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable first or second lien and first or second priority security interest on the property described therein and Seller has full right to pledge and assign the same to Buyer or its designee (including the Custodian).

         (k)      Validity of Mortgage Documents. The Mortgage Note and the Mortgage are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting the rights of creditor's generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law.) All parties to the Mortgage Note and the Mortgage had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties. The Mortgagor is a natural person or living trust who is a party to the Mortgage Note and the Mortgage in an individual or trustee capacity, respectively.

         (l)      Full Disbursement of Proceeds. The proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with, except with respect to the proceeds of a Q-1 Loan; provided, that the Purchase Price of such Q-1 Loan, together with the aggregate Purchase Price for all such Q-1 Loans subject to then outstanding Transactions does not exceed 5% of the aggregate Purchase Price for all Purchased Mortgage Loans subject to then outstanding Transactions (after giving effect to the purchase of such Q-1 Loan). All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage.

         (m)      Ownership. Seller is the sole owner of record and holder of the Mortgage Loan. The Mortgage Loan is not assigned or pledged except as provided in this Agreement, and Seller has good and marketable title thereto, and has full right to pledge and assign the Mortgage Loan to Buyer or its designee (including the Custodian) free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement.

         (n)      Doing Business. All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2) organized under the laws of such state, or (3) qualified to do business in such state, or (4) federal savings and loan associations or national banks having principal offices in such state, or (5) not doing business in such state.

         (o)      Loan-to-Value Ratio. The Mortgage Loans subject to Transactions do not have a weighted average cumulative Loan-to-Value Ratio in excess of 85%. If a Mortgage Loan has a Loan-to-Value Ratio greater than 90% and less than or equal to 100%, the Purchase Price of such Mortgage Loan together with the Purchase Price of Purchased Mortgage Loans secured by a first or a second lien on the related Mortgaged Properties subject to then outstanding Transactions having a Loan-to-Value Ratio greater than 90% and less than or equal to 100% does not exceed the greater of (x) 10% of the aggregate Purchase Price for all Mortgage Loans which are subject to then outstanding Transactions and (y) $25,000,000. For purposes of this paragraph, the Loan-to-Value Ratio for A-MI loans is reduced by the amount of coverage of Mortgage Insurance.

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         (p)      Title Insurance. The Mortgage Loan is covered by an ALTA mortgage title insurance policy or such other form of policy acceptable to FNMA or FHLMC, issued by and constituting the valid and binding obligation of a title insurer generally acceptable to prudent mortgage lenders that regularly originate or purchase mortgage loans comparable to the Mortgage Loans for sale to prudent investors in the secondary market that invest in mortgage loans such as the Mortgage Loans and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring Seller, its successors and assigns, as to the first priority lien of the Mortgage in the case of a First Mortgage Loan secured by a First Mortgage and the second priority lien of the Mortgage in the case of a Mortgage Loan secured by a second lien on the related Mortgaged Property, in the original principal amount of the Mortgage Loan. Seller is the sole named insured of such mortgage title insurance policy, the assignment to Buyer or the Custodian as assignee of Buyer of Seller's interest in such mortgage title insurance policy does not require the consent of or notification to the insurer or the same has been obtained, and such mortgage title insurance policy is in full force and effect and will be in full force and effect and inure to the benefit of Buyer upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such mortgage title insurance policy and no prior holder of the related Mortgage, including Seller, has done, by act or omission, anything that would impair the coverage of such mortgage title insurance policy.

         (q)      No Defaults. Other than a payment default, there is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and neither Seller nor its predecessors have waived any default, breach, violation or event of acceleration.

         (r)      No Mechanics' Liens. There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the Mortgage.

         (s)      Location of Improvements; No Encroachments. All improvements which were considered in determining the appraised value of the mortgaged property lay wholly within the boundaries and building restriction lines of the mortgaged property and no improvements on adjoining properties encroach upon the mortgaged property. No improvement located on or being part of the mortgaged property is in violation of any applicable zoning law or regulation.

         (t)      Origination. The Mortgage Loan was originated by Seller, an affiliate of Seller or by an originator not affiliated with the Seller licensed to originate such Mortgage Loan. The documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading.

         (u)      Customary Provisions. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage.

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         (v)      Occupancy of the Mortgaged Property. As of the related Purchase Date the Mortgaged Property is capable of being lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities. Either that the Mortgagor represented at the time of origination of the Mortgage Loan that the Mortgagor would occupy the Mortgaged Property as the Mortgagor's primary residence or second home or the Mortgaged Property is capable of being occupied pursuant to terms that approximate current standard market rental terms and rates. (w) No Additional Collateral. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in (j) above.

         (x)      Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by Buyer to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor.

         (y)      Acceptable Investment. Seller has no knowledge of any circumstances or conditions with respect to the Mortgage, the Mortgaged Property, the Mortgagor (other than the Mortgagor's credit standing) that can reasonably be expected to cause private institutional investors that regularly invest in subprime or high loan-to-value mortgage loans similar to the Mortgage Loans to regard the Mortgage Loan as an unacceptable investment or adversely affect the value or marketability of the Mortgage Loan to other similar institutional investors.

         (z)       Purchase of Mortgage Documents. The Mortgage File and any other documents required by Buyer to be delivered for the Mortgage Loan by Seller under this Agreement have been delivered (or with respect to Wet Ink Mortgage Loans, will be delivered within seven Business Days) to the Custodian. Seller is in possession of a complete, true and accurate Mortgage File except for such documents the originals of which have been delivered to the Buyer or its designee (including the Custodian). Each of the documents and instruments included in the Mortgage File is duly executed and in due and proper form and each such document or instrument is in a form generally acceptable to prudent institutional mortgage lenders that regularly originate and purchase subprime or high loan-to-value mortgage loans.

         (aa)      Condominiums/Planned Unit Developments. If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimus planned unit development) such condominium or planned unit development project meets Seller's Underwriting Guidelines.

         (bb)      Transfer of Mortgage Loans. The assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located.

         (cc)      Due on Sale. The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the Mortgagee thereunder.

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         (dd)      No Buydown Provisions; No Graduated Payments or Contingent Interests. The Mortgage Loan does not contain provisions pursuant to which monthly payments are paid or partially paid with funds deposited in any separate account established by Seller, the Mortgagor or anyone on behalf of the mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions currently in effect which may constitute a "buydown" provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature.

         (ee)      Consolidation of Future Advances. Any future advances made prior to the Purchase Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first or second lien priority, as the case may be, by a title insurance policy or an endorsement to the policy insuring the mortgagee's consolidated interest. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan.

         (ff)       Mortgaged Property Undamaged. There is no proceeding pending or, to Seller's knowledge, threatened for the total or partial condemnation of the Mortgaged Property. The Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended.

         (gg)      Collection Practices; Escrow Deposits; Interest Rate Adjustments. The origination and collection practices used with respect to the Mortgage Loan have been in all respects in accordance with industry custom and practice, and have been in all respects legal and proper. With respect to escrow deposits and escrow payments, all such payments are in the possession of Seller and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All escrow payments have been collected in full compliance with state and federal law. If an escrow of funds has been established, it is not prohibited by applicable law and has been established in an amount sufficient to pay for every item that remains unpaid and has been assessed but is not yet due and payable. No escrow deposits or escrow payments or other charges or payments due Seller have been capitalized under the Mortgage or the Mortgage Note. All mortgage interest rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage Note. Any interest required to be paid pursuant to state and local law has been properly paid and credited.

         (hh)       Conversion to Fixed Interest Rate. With respect to the aggregate outstanding principal balance of the Mortgage Loans on the related Purchase Date, no more than 50% of the Mortgage Notes contain a provision allowing the Mortgagor to convert the Mortgage Note from an adjustable interest rate Mortgage Note to a fixed interest rate Mortgage Note for the remaining term thereof all in accordance with the terms of a rider to the related Mortgage Note.

         (ii)      Appraisal. The Mortgage File for each Mortgage Loan contains an appraisal of the related Mortgaged Property signed prior to the approval of the Mortgage Loan application by a qualified appraiser, duly appointed by the originator of the Mortgage Loan, who had no interest, direct or indirect in the mortgaged property or in any loan made on the security thereof, other than as an employee of the lender, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the requirements of Title XI of the Federal Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated.

         (jj)      Soldiers' and Sailors' Relief Act. The Mortgagor has not notified Seller, and Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Soldiers' and Sailors' Civil Relief Act of 1940.

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         (kk)      Environmental Matters. To the best of Seller's knowledge based on customary residential mortgage industry practices the mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation.

         (ll)      Seller Origination. The Mortgage Loan was originated by Seller or an Affiliate of Seller or was purchased and reunderwritten by Seller.

         (mm)      Balloon Mortgage Loans. Each Balloon Mortgage Loan has an original term of not less than 7 years and which provides for level monthly payments based on a thirty (30) year amortization schedule and a final Monthly Payment substantially greater than the preceding Monthly Payments.

         (nn)      No Construction Loans. No Mortgage Loan is a construction loan or relates to manufactured housing which is not permanently affixed to real property.

         (oo)      Selection by Seller. No Mortgage Loan was selected for inclusion under this Agreement on any basis which was intended to have a material adverse effect on Buyer.

         (pp)       Second Mortgages. With respect to each Mortgage Loan secured by a second lien on the related Mortgaged Property:

(i) if the Loan-to-Value Ratio is higher than 70%, either the related first lien does not provide for a balloon payment or the maturity date of each Mortgage Loan with respect to which a first lien on the related Mortgaged Property provides for a balloon payment is prior to the maturity date of the mortgage loan relating to such first lien;

(ii) the related first lien on any Mortgaged Property with respect to which the related Mortgage Loan secured by a second lien does not provide for negative amortization;

(iii) either no consent for the Mortgage Loan secured by a second lien on the related Mortgaged Property is required by the holder of the related first lien or such consent has been obtained and is contained in the Mortgage File;

(iv) the related first lien is not held by an individual;

(v) the Purchase Price of such Mortgage Loan together with the Purchase Price of Purchased Mortgage Loans subject to then outstanding Transactions secured by a second lien on the related Mortgaged Properties does not exceed 10% of the aggregate Purchase Price for all Mortgage Loans subject to then outstanding Transactions.

         (qq)      CERCLA. To the best of the Seller's knowledge, no Mortgaged Property was, as of the Purchase Date or, with respect to Additional Loans or Substitute Mortgage Loans, as of the related date of addition or substitution, located within a one-mile radius of any site listed in the National Priorities List as defined under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or on any similar state list of hazardous waste sites which are known to contain any hazardous substance or hazardous waste.

         (rr)      No Bankruptcy of Mortgagor. None of the Mortgage Loans are subject to a bankruptcy plan.

         (ss)      Conformance to Underwriting Standards. Each Mortgage Loan was underwritten in accordance with the underwriting guidelines supplied to Buyer by Seller.

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         (tt)      Qualified Mortgage. Each Mortgage Loan constitutes a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code.

         (uu)      Balloon Loan Concentration. If the Mortgage Loan is a Balloon Loan, it, together with the other Purchased Mortgage Loans which are Balloon Loans subject to Transactions, constitutes less than 10% of the aggregate outstanding Repurchase Price of all Purchased Mortgage Loans subject to Transactions.

         (vv)      No Short Maturity Balloon Loans. The Mortgage Loan is not a Balloon Loan with a maturity date occurring within five years from its origination date of the related Purchase Date.

         (ww)       Owner Occupied. In the event the Purchased Mortgage Loan relates to a Mortgaged Property which is non-owner occupied, it, together with the other Purchased Mortgage Loans subject to Transactions relating to Mortgaged Properties which are non-owner occupied, does not exceed 20% of the aggregate outstanding Repurchase Price of all Purchased Mortgage Loans subject to Transactions.

         (xx)      Payment Terms. With respect to adjustable rate Mortgage Loans, following any applicable initial fixed rate period of 2, 3 or 5 years, the mortgage interest rate is adjusted annually or semi-annually on each interest rate adjustment date to equal the index plus the gross margin, rounded up or down to the nearest 1/8%, subject to the mortgage interest rate cap. With respect to fixed rate Mortgage Loans, the mortgage note is payable each month in equal monthly installments of principal and interest. With respect to adjustable rate Mortgage Loans, installments of interest are subject to change due to the adjustments to the mortgage interest rate on each interest rate adjustment date, with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than thirty years from commencement of amortization.

         (yy)      Securitization Standards. Each of the Mortgage Loans conforms to the then current standards of securitization applicable to similar assets as determined in the reasonable judgment of Buyer.

         (zz)      Wet Ink Mortgage Loans. The Purchase Price of a Wet Ink Mortgage Loan together with the Purchase Price of Purchased Mortgage Loans which are Wet Ink Mortgage Loans does not exceed, during the period beginning on the third from last Business Day of each calendar month, through and including the seventh Business Day of next succeeding calendar month, $80,000,000 and, at all other times, $50,000,000; provided that such amounts referred to above in this clause (zz) shall be reduced to $50,000,000 and $35,000,000, respectively, in the event that the Guarantor has cash, Cash Equivalents and unused borrowing capacity on unencumbered assets that could be drawn against (taking into account required haircuts) under committed warehouse and repurchase facilities in an amount less than $20,000,000.

         (aaa)      A-MI Loan Concentration. If the Mortgage Loan is an A-MI Loan, it, together with the other Purchased Mortgage Loans which are A-MI Loans subject to the Transactions, constitutes the lesser of (i) 20% of the aggregate outstanding Repurchase Price of all Purchased Mortgage Loans subject to the Transactions or (ii) $65,000,000.

         (bbb)      Mortgage Loans Purchased Through Clean-up Calls of Affiliate Securitizations. The Purchase Price of Mortgage Loans subject to then outstanding Transactions which Mortgage Loans have been purchased by the Seller through clean-up calls of securitizations of Affiliates of the Seller and are Delinquent for 29 or fewer days does not exceed $20,000,000. No Mortgage Loans subject to then outstanding Transactions which Mortgage Loans have been purchased by the Seller through clean-up calls of securitizations of Affiliates of the Seller are Delinquent for 30 or more days. Seller acknowledges and agrees that in determining the Market Value of any Mortgage Loans subject to then outstanding Transactions which were purchased by the Seller through clean-up calls of securitizations of Affiliates of the Seller, the Buyer may in its sole and absolute discretion determine the Market Value of such Mortgage Loans separate and apart from the Market Value of any other Mortgage Loans.

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        It is understood and agreed that the representations and warranties set forth in this Exhibit V shall survive delivery of the respective Mortgage Files to the Custodian on behalf of Buyer.

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EXHIBIT VI

A-MI LOANS

EXHIBIT VII

AUTHORIZED REPRESENTATIVES OF SELLER

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EXHIBIT VIII

FORM OF MONTHLY REPORT

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